Exhibit 99.1

Eagle Nuclear Energy Provides Second Quarter 2026 Corporate Update

RENO, NV – July 20, 2026 – Eagle Nuclear Energy Corp. (“Eagle” or the “Company”) (NASDAQ: NUCL), a next-generation nuclear energy company, is pleased to provide a corporate update for the second quarter, ending May 31, 2026, highlighting continued advancement across its two core value drivers: the development of the largest conventional, measured and indicated uranium deposit in the United States, and the progression of its proprietary Small Modular Reactor (“SMR”) technology platform.

Management Commentary

“During the second quarter we continued our diligent focus on advancing our flagship Aurora Uranium Project (“Aurora”), which is one of the largest undeveloped uranium deposits in the US, toward a Pre-Feasibility Study (“PFS”) scheduled for completion in late-2027,” said Mark Mukhija, Eagle’s CEO. “This quarter also represented a significant milestone for the Company, as it marked the first full quarter for Eagle as a publicly traded company. As global demand for secure domestic uranium supply continues to strengthen, management believes that Eagle is uniquely positioned to become a cornerstone of America's future nuclear fuel supply chain.”

“A critical milestone along the path to a PFS at Aurora is the drill program that has been specifically designed to provide samples and data that will feed into the various studies comprising the PFS. Activity this quarter was highlighted by the completion of several key environmental and site-readiness initiatives at Aurora in preparation for the commencement of the PFS-related drill program. We also launched an expansive environmental baseline studies campaign, which will support environmental impact assessments, mine design optimization and future permitting at Aurora,” said Mukhija. “These studies will remain ongoing as we look to develop Aurora in an environmentally responsible and sustainable manner.”

“We have moved quickly to collect critical data, explore sustainable practices and forge foundational partnerships that will set the course for future growth at Aurora. In addition to the technical work programs at Aurora, we have also taken the initiative to become more involved in the discussions around the challenges, solutions and critical necessity of domestic uranium production within the United States. Over the early summer months, we have held several meetings with representatives from the Uranium Producers of America and U.S. Department of Energy’s Office of Critical Minerals and Energy Innovation, in Washington DC. These conversations are essential to ensuring the policies and investments needed to strengthen the nation's uranium industry keep pace with growing demand,” continued Mukhija.

“Within our SMR program, we continue to take steps to advance our reactor initiative highlighted by the recent engagement of Tensor Medium Corporation (“Tensor Medium”) announced in June. Tensor Medium’s AI-enabled reactor modeling and simulation capabilities will directly support our efforts to optimize the design of our next-generation SMR technology. We believe this partnership is integral in the evolution of our broader SMR development initiatives.”

“We are encouraged by our recent achievements as we continue to methodically and responsibly advance the Aurora project, which anchor’s Eagle’s long-term strategy, alongside advanced SMR technology. The second quarter has set the stage for continued development at our Aurora site, as we work to help restore a secure domestic nuclear supply chain that addresses the rapid growth in energy demand. We are excited to continue executing on our strategic priorities and will provide further updates as we progress ahead.”

Recent Operational Updates

•	April 2026: Announcement of expected drill program, engagement with Harris Exploration Drilling & Associates Inc. to provide the drill rigs that will be used to complete the drill program at Aurora. Formally filed our permit applications with the federal Bureau of Land Management (“BLM”) and the Oregon Department of Geology and Mineral Industries (“DOGAMI”). All of these actions have advanced Eagle towards a pre-feasibility study and development of our Aurora site.

•	May 2026: Commenced a comprehensive environmental baseline studies campaign in advance of the PFS, designed to collect critical environmental data at the Aurora site. Completed meteorological station installation, wetland delineation study, and cultural survey to help support the broad advancement of Aurora.

•	June 2026: Engaged Tensor Medium to support SMR program, bringing AI-enabled reactor modeling and simulation capabilities to Eagle’s next-generation SMR development efforts.

•	July 2026: Announced partnerships with Yukuskon Professional Services, LLC, BBA USA Inc. and SLR International Corporation to help execute the Aurora drill program and progress towards the expected PFS.

Liquidity and Balance Sheet

At May 31, 2026, the Company had a cash balance of $28.1 million and no outstanding interest-bearing debt, with liabilities consisting primarily of operating obligations.

Additional detail on the Company’s quarterly financial results can be found in the recent 10-Q filed with the SEC on July 20, 2026.

About Eagle Nuclear Energy Corp.

Eagle Nuclear Energy Corp. is a next-generation nuclear energy company that combines domestic uranium exploration with access to certain Small Modular Reactor (SMR) technology. The Company owns the largest conventional, measured and indicated uranium deposit in the United States, located in southeastern Oregon. This includes the Aurora deposit, with 32.75Mlbs Indicated and 4.98Mlbs Inferred (SK-1300 TRS) of near-surface uranium resource, and the adjacent Cordex deposit, which the Company believes offers potential to expand the project’s overall resource inventory. By integrating advanced SMR technology with a sizeable uranium asset, Eagle is building an integrated nuclear platform positioned to support domestic nuclear energy development.

For more information about Eagle Nuclear Energy Corp., visit www.eaglenuclear.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements included in this press release are not historical facts but are forward-looking statements. All statements other than statements of historical facts contained in this press release are forward-looking statements. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are also forward-looking statements. In some cases, you can identify forward-looking statements by words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “strategy,” “future,” “opportunity,” “may,” “target,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” “preliminary,” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements include, without limitation, Eagle’s, or its management team’s expectations concerning the outlook for Eagle’s business; the ability to execute Eagle’s strategies and reach permitting and operational milestones timely or at all; projected and estimated financial performance; anticipated industry trends; the future price of minerals; future capital expenditures; success of exploration activities; mining or processing issues; government regulation of mining operations; environmental risks; the development of nuclear energy technology; and the future demand for nuclear energy and uranium; as well as any information concerning possible or assumed future results of operations of Eagle. The forward-looking statements are based on the current expectations of the management teams of Eagle, and are inherently subject to uncertainties and changes in circumstance and their potential effects. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, (i) market risks; (ii) Eagle’s ability to maintain the listing of its securities on Nasdaq Capital Market or a comparable exchange; (iii) the risk that the price of Eagle’s securities may be volatile due to a variety of factors, including changes in laws, regulations, technologies, natural disasters or health epidemics/pandemics, national security tensions, and macro-economic and social environments affecting its business; (iv) fluctuations in spot and forward markets for lithium and uranium and certain other commodities (such as natural gas, fuel oil and electricity); (v) restrictions on mining in the jurisdictions in which Eagle operates; (vi) laws and regulations governing Eagle’s operation, exploration and development activities, and changes in such laws and regulations; (vii) Eagle’s ability to obtain or renew the licenses and permits necessary for the operation and expansion of its existing operations and for the development, construction and commencement of new operations; (viii) risks and hazards associated with the business of mineral exploration, development and mining (including environmental hazards, potential unintended releases of contaminants, industrial accidents, unusual or unexpected geological or structural formations, pressures, cave-ins and flooding); (ix) inherent risks associated with tailings facilities and heap leach operations, including failure or leakages; the speculative nature of mineral exploration and development; the inability to determine, with certainty, production and cost estimates; inadequate or unreliable infrastructure (such as roads, bridges, power sources and water supplies); (x) environmental regulations and legislation; (xi) the effects of climate change, extreme weather events, water scarcity, and seismic events, and the effectiveness of strategies to deal with these issues; (xii) risks relating to Eagle’s exploration operations; (xiii) fluctuations in currency markets; (xiv) the volatility of the metals markets, and its potential to impact Eagle’s ability to meet its financial obligations; (xv) disputes as to the validity of mining or exploration titles or claims or rights, which constitute most of Eagle’s property holdings; (xvi) Eagle’s ability to complete and successfully integrate acquisitions; (xvii) increased competition in the mining industry for properties and equipment; (xviii) limited supply of materials and supply chain disruptions; (xix) relations with and claims by indigenous populations; (xx) relations with and claims by local communities and non-governmental organizations; (xxi) the risk that other capital needed by Eagle may not be raised on favorable terms, or at all; (xxii) risks associated with nuclear energy technology development and commercialization; and (xxiii) Eagle’s reliance on third-party contractors and service providers. The foregoing list is not exhaustive, and there may be additional risks that Eagle presently does not know or that Eagle currently believes are immaterial. You should carefully consider the foregoing factors, any other factors discussed in this press release and the other risks and uncertainties described in the registration statement on Form S-1 originally filed by Eagle with the SEC on March 19, 2026, and any amendments or supplements thereto, and those discussed and identified in other filings made with the SEC by Eagle from time to time, which may be found on the SEC’s website at www.sec.gov. Eagle cautions you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth in this press release speak only as of the date of this press release. Eagle undertakes no obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs. In the event that any forward-looking statement is updated, no inference should be made that Eagle will make additional updates with respect to that statement, related matters, or any other forward-looking statements.

Investor Relations Contact:

775-335-2029

Investors@eaglenuclear.com

Media Relations Contact:

Gateway Group

Zach Kadletz, Brenlyn Motlagh

949-574-3860

EAGLE@Gateway-grp.com